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                                                                    EXHIBIT 99.3

                  INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK
                ENTRY TRANSFER PARTICIPANT FROM BENEFICIAL OWNER
                                      FOR
                                   TENDER OF
         12 3/4% SENIOR SECURED NOTES DUE 2003 WITH CONTINGENT INTEREST
                                IN EXCHANGE FOR
    12 3/4% SENIOR EXCHANGE SECURED NOTES DUE 2003 WITH CONTINGENT INTEREST

                         THE MAJESTIC STAR CASINO, LLC

   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 8, 1995, UNLESS EXTENDED (THE "EXPIRATION DATE"), SENIOR NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
             , 1996 (the "Prospectus") of The Majestic Star Casino, LLC, an Indiana limited liability company (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 12 3/4% Senior Secured Exchange Notes Due 2003 With Contingent Interest (the "Senior Exchange Notes") for all of its outstanding 12 3/4% Senior Notes Due 2003 With Contingent Interest (the "Senior Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Senior Notes held by you for the account of the undersigned.

     The aggregate face amount of the Senior Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

        $            of the 12 3/4% Senior Secured Notes Due 2003 With
Contingent Interest.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

          / / To TENDER the following Senior Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF SENIOR NOTES TO BE TENDERED (IF ANY): $

          / / NOT to TENDER any Senior Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Senior Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Senior Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act") of such Senior
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Exchange Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Senior Exchange Notes for its own account in exchange for Senior Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Senior Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Senior Exchange Notes for its own account in exchange for Senior Notes, it represents that such Senior Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Senior Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Senior Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial
owner(s):  ...............................................................

Signature(s): ............................................................

Name(s) (please print): ..................................................

Address:  ................................................................

Telephone
Number: ..................................................................

Taxpayer Identification or Social Security Number: .......................

Date: ....................................................................